Exhibit 2.2

REPERTORIO N° 6.073/2023

/I. López

OT:130416

COMPRAVENTA DE ACCIONES
GOLD EXPRESS MINES, INC.
A
CERRO BLANCO TITANIUM, INC.

En Santiago de Chile, a veinte de abril de dos mil veintitrés, ante mí, MARÍA PILAR GUTIÉRREZ RIVERA, abogado, Notario Público, titular de la Décimo Octava Notaría de Santiago, domiciliada en Huérfanos número seiscientos sesenta y nueve, piso ocho, comuna de Santiago, comparece:

Don IGNACIO JOAQUÍN LÓPEZ ALARCÓN, chileno, casado y separado totalmente de bienes, abogado, cédula nacional de identidad número dieciséis millones diecisiete mil quinientos veinticinco, guion siete, en representación de GOLD EXPRESS MINES, INC., sociedad constituida y válidamente existente bajo las leyes del Estado de Nevada, Estados Unidos de América, Rol Único Tributario número cincuenta y nueve millones trescientos ocho mil, guion cinco, y, y de CERRO BLANCO TITANIUM, INC., sociedad constituida y válidamente existente bajo las leyes del Estado de Delaware, Estados Unidos de América, Rol Único Tributario número cincuenta y nueve millones trescientos veinticuatro mil trescientos veinte, guion seis, todos domiciliados para estos efectos en calle Alonso de Monroy número dos mil seiscientos setenta y siete, oficina seiscientos dos A, comuna de Vitacura, Santiago, el compareciente mayor de edad, quien acredita su respectiva identidad con la cédula antes citada y expone:

JOURNAL No. 6,073-2023

/I. López

W.O.: 130,416

SHARE PURCHASE AGREEMENT
GOLD EXPRESS MINES, INC.
AND
CERRO BLANCO TITANIUM, INC.

In Santiago, Chile, on April 20, 2023, the following individual HAS APPEARED BEFORE ME, MARÍA PILAR GUTIÉRREZ RIVERA, lawyer and Notary Public, assigned to the Santiago Eighteenth Notary Offices, with address at 669, Huérfanos St., 8th Floor, Santiago borough:

IGNACIO JOAQUÍN LÓPEZ ALARCÓN, a Chilean lawyer, national identification card No. 16,017,525-7, herein representing, GOLD EXPRESS MINES, INC., a company incorporated and in good standing according to the laws of the State of Nevada, United States of America, Chilean Taxpayer Identification No. 59,308,000-5, and

CERRO BLANCO TITANIUM, INC., a company incorporated and in good standing according to the laws of the State of Delaware, United States of America, Chilean Taxpayer Identification No. 59,324,320-6, all with address for the purposes hereof at 2,677, Alonso de Monroy Street, Suite 602-A, Vitacura borough, Santiago.

The appearing individual is of age, has shown the forenamed identification card as proof of his identity and has stated as follows:

PRIMERO: Antecedentes.

UNO. Por escritura pública de fecha diecisiete de noviembre de dos mil veintiuno, otorgada en la Notaría de Santiago de doña María Pilar Gutiérrez Rivera, bajo el repertorio número treinta mil doscientos ochenta y “cuatro, guion dos mil veintiuno, se constituyó la sociedad por acciones “GOLD EXPRESS MINES SpA”, en adelante la “Sociedad”. Un extracto de la referida escritura fue inscrito a fojas noventa y un mil setecientos sesenta y dos, número cuarenta y dos mil ciento treinta y tres en el Registro de Comercio del Conservador de Bienes Raíces de Santiago correspondiente al año dos mil veintiuno, y publicado en el Diario Oficial número cuarenta y tres mil ciento nueve con fecha veintidós de noviembre de dos mil veintiuno.

FIRST: Background Information

“GOLD EXPRESS MINES SpA” [SIC], hereinafter called the “Company”, was incorporated as a joint-stock company in a registered document executed on November 17, 2021, at the Santiago Notary offices of María Pilar Gutiérrez Rivera, entered in the journal under No. 30,284-2021. An excerpt of this document was entered under No. 42,133 on Page 91,762 of the Santiago Real-Estate Registrar’s 2021 Book of Companies, and published in issue No. 43,109 of the Official Gazette on November 22, 2021.

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DOS. El capital de la Sociedad es de un millón de pesos, dividido en mil acciones nominativas, de una misma serie sin valor nominal, el que a la fecha se encuentra totalmente pagado.	2. The Company’s capital amounts to one million Chilean pesos (CLP 1,000,000), divided into 1,000 registered shares of the same series and without par value, presently fully paid.

TRES. El único y actual accionista de la Sociedad es GOLD EXPRESS MINES, INC., con mil acciones nominativas, de una misma serie y de igual valor, sin valor nominal.	3. GOLD EXPRESS MINES, INC. is currently the only shareholder in the Company, with 1,000 registered shares of the same series and without par value.

CUATRO. Las mil acciones de las que es dueña GOLD EXPRESS MINES, INC. se encuentran debidamente anotadas en el Registro de Accionistas de la Sociedad y no tienen ni han tenido nunca cotización bursátil.

4. All 1,000 shares owned by GOLD EXPRESS MINES, INC. are duly recorded in the Company’s Book of Shareholders, and are not, and have never been, traded in any stock market.
CINCO. La Sociedad no ha sido objeto de modificaciones a la fecha.	5. The Company has not been amended to this day.

SEGUNDO: Compraventa.

Por el presente acto e instrumento, GOLD EXPRESS MINES, INC., a través de su representante compareciente, vende, cede y transfiere a CERRO BLANCO TITANIUM, INC., quien, a través de su representante compareciente, a su vez compra, acepta y adquiere las mil acciones individualizadas en la cláusula anterior, directamente, sin la intermediación de un corredor de bolsa, ni de ninguna institución bancaria, financiera o de crédito.

SECOND: Purchase Agreement

Through its appearing representative, GOLD EXPRESS MINES, INC. hereby sells, assigns and transfers the 1,000 shares identified in the previous clause to CERRO BLANCO TITANIUM, INC. In turn and also through its appearing representative, the latter hereby buys, accepts and acquires such shares, directly and without the intermediation of any broker, or any baking, financial or credit institution.

TERCERO: Precio.

El precio total de la compraventa ofrecida corresponde a la suma de un millón de pesos, la que CERRO BLANCO TITANIUM, INC. paga en este acto, al contado y en dinero en efectivo, a GOLD EXPRESS MINES, INC., quien declara recibir el pago a su entera satisfacción y conformidad. Las partes declaran que, por no tener tales acciones cotización bursátil el precio ha quedado a la autonomía de la voluntad y que ambas lo consideran justo.

THIRD: Price

The total purchase price is one million Chilean pesos (CLP 1,000,000), and is hereby fully paid in cash by CERRO BLANCO TITANIUM, INC. to GOLD EXPRESS MINES, INC., with the latter stating that it has satisfactorily received the payment. The parties hereby record that, because the shares are not traded in any stock exchange, the parties may set the price at will, and that they both find it fair.

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CUARTO: Declaraciones.

GOLD EXPRESS MINES, INC. declara que las mil acciones que por este acto vende son nominativas, de una misma serie y sin valor nominal, de su exclusivo y único domino y que se enajenan libre de todo gravamen, prohibición, embargo y juicio pendiente, con todos sus derechos y acciones, respondiendo del saneamiento de la evicción, en conformidad a la ley. Por su parte, CERRO BLANCO TITANIUM, INC., a través de su representante compareciente, declara que conoce la normativa legal que regula las sociedades por acciones y que conocen el estatuto de la Sociedad y y las protecciones que en él puedan o no existir respecto del interés de los accionistas.

FOURTH: Representations

GOLD EXPRESS MINES, INC. hereby represents that the 1,000 shares hereby sold are registered, of the same series and without par value; that it owns them exclusively, and sells them free of any burdens, restrictions, seizures or outstanding trials, with all of their rights and actions, and with warranty of title according to the law. In turn and also through its appearing representative, CERRO BLANCO TITANIUM, INC. represents that it knows the legal regulations governing joint-stock companies, as well as the Company’s articles of incorporation and the protections that may be provided or not therein with regard to the shareholders’ interests.

QUINTO: Arbitraje.

Cualquier dificultad o controversia que se produzca entre las partes respecto de la aplicación, interpretación, duración, validez o ejecución, del presente Contrato, o cualquier otro motivo relacionado con él, será sometida a arbitraje, conforme al Reglamento Procesal de Arbitraje del Centro de Arbitraje y Mediación de Santiago, vigente al momento de solicitarlo. Las partes confieren poder especial e irrevocable a la Cámara de Comercio de Santiago A.G., para que, a petición escrita de cualquiera de ellas, designe a un árbitro arbitrador en cuanto al procedimiento y de derecho en cuanto al fallo, de entre los integrantes del cuerpo arbitral del Centro de Arbitraje y Mediación de Santiago. En contra de las resoluciones del árbitro no procederá recurso alguno, con excepción del recurso de queja. El árbitro queda especialmente facultado para resolver todo asunto relacionado con su com petencia y/o jurisdicción.

FIFTH: Arbitration

Any conflicts or difficulties that may arise between the parties on the application, interpretation, duration, validity or implementation hereof, or for whatever other reasons, shall be submitted to arbitration according to the then current Rules of Arbitration Proceedings of the Santiago Arbitration and Mediation Centre. The parties hereby grant irrevocable special powers to the Santiago Chamber of Commerce, so that, at the written request of either of them, it may appoint an arbitrator among the members of the body of arbitrators of the Santiago Arbitration and Mediation Centre to act ex aequo et bono in respect of the proceedings, but decide according to the law. The arbitrator’s decisions may not be appealed in any way, except for the remedy of complaint. The arbitrator is hereby specially authorized to rule on any matters within his or her competence and jurisdiction.

SEXTO: Domicilio. Para todos los efectos legales derivados del presente contrato, las partes fijan domicilio en la ciudad y comuna de Santiago.	SIXTH: Legal Address For all legal purposes that may derive from this agreement, the parties hereby set their address in the city and borough of Santiago.

SÉPTIMO: Mandato.

Se faculta al portador de una copia autorizada de esta escritura pública para requerir las anotaciones e inscripciones que correspondan. Asimismo, se faculta al abogado don Ignacio Joaquín López Alarcón, para que pueda aclarar o complementar los pasajes obscuros y dudosos y corregir los errores de cita u omisión en que pudiera haber incurrido en este instrumento, pudiendo al efecto presentar una o más minutas ante quien corresponda y/u otorgar o suscribir y firmar las escrituras o instrumentos públicos o privados necesarios o convenientes para obtener las inscripciones en los Registros de los Conservadores pertinentes.

SEVENTH: Authorizations

The bearer of an authenticated copy hereof is hereby authorized to request any pertinent entries or notes in public records. Ignacio Joaquín López Alarcón, lawyer, is also hereby authorized to clarify or complete any obscure or uncertain passages, and to correct any reference errors or omissions that may have slipped herein. To this end, he may file any one or more briefs with the relevant authorities, and grant or sign any registered or private documents, as necessary or convenient for entry in the relevant Registrars’ books.

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Personerías:

La personería de don IGNACIO JOAQUÍN LÓPEZ ALARCÓN para actuar en nombre y representación de, GOLD EXPRESS MINES, INC., consta de poder especial otorgado con fecha treinta de septiembre de dos mil veintiuno, apostillado con fecha cuatro de octubre de dos mil veintiuno en Trenton, Nueva Jersey, Estados Unidos de Norteamérica, y a su vez, su personería para para actuar en nombre y representación de CERRO BLANCO TITANIUM, INC., consta de poder especial otorgado con fecha veintiocho de marzo de dos mil veintitrés, apostillado con fecha treinta y uno de marzo de dos mil veintitrés en Trenton, Nueva Jersey, Estados Unidos de Norteamérica. Estas escrituras no se insertan por ser conocidas del Notario que autoriza, por las partes y a expresa petición de éstas.

Legal Representation:

IGNACIO JOAQUÍN LÓPEZ ALARCÓN has been authorized to act for, and on behalf of, GOLD EXPRESS MINES, INC. in a special power of attorney granted on September 30, 2021, and authorized with an apostille on October 4, 2021, in Trenton, New Jersey, United States of America, and he has also been authorized to act for, and on behalf of, CERRO BLANCO TITANIUM, INC. in a special power of attorney granted on March 28, 2023, and authorized with an apostille on March 31, 2023, in Trenton, New Jersey, United States of America. These documents have not been included at the explicit request of the parties, because they are known to them and the authenticating Notary.

Minuta redactada por el abogado Ignacio Joaquín López Alarcón. En comprobante y previa lectura firma el compareciente el presente instrumento. Se da copia. Doy fe. -	Drafted by Ignacio Joaquín López Alarcón., lawyer In witness whereof and after reading its contents, the appearing individual has signed this instrument. Copies have been given. I attest.

/s/ Ignacio Joaquín López Alarcón IGNACIO JOAQUÍN LÓPEZ ALARCÓN, For GOLD EXPRESS MINES, INC. For CERRO BLANCO TITANIUM, INC. National Identification Card No. 16,017,525-7

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